Exhibit 99.1

FIRST M & F CORPORATION

CERTIFICATION UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First M & F Corporation (the “Company”) on Form 10-K for the year ended December 31, 2002 as filed with Securities and Exchange Commission on the date hereof (the “Report”), I, Hugh S. Potts, Jr., Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

A.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

B.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: February 28, 2003	BY:	/s/ Hugh S. Potts, Jr. ————————————— Hugh S. Potts, Jr. Chairman and Chief Executive Officer